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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                  FORM 8-A/A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                AMENDMENT NO. 1

                               ----------------

                              Bay Networks, Inc.
            (Exact name of Registrant as specified in its charter)

                Delaware                            04-2916246
        (State of incorporation                  (I.R.S. Employer
            or organization)                  Identification Number)

      4401 Great America Parkway,
        Santa Clara, California                       95054
(Address of principal executive office)             (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered

    Preferred Stock Purchase Rights            New York Stock Exchange


Securities to be registered pursuant to Section 12(g) of the Act:


                                     None
                ----------------------------------------------
                               (Title of Class)

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
Item 1.  Description of Securities to be Registered

     Bay Networks, Inc. (the "Company") and Northern Telecom Limited ("Nortel") entered into an Agreement and Plan of Merger, dated as of June 15, 1998 (the "Merger Agreement"), pursuant to which, subject to the satisfaction of the terms and conditions thereof, a wholly-owned subsidiary of Nortel, Northern Sub Inc., will merge with and into the Company (the "Merger"), as a result of which the Company will become a wholly-owned subsidiary of Nortel. The parties also entered into a Stock Option Agreement, dated as of June 15, 1998 (the "Option Agreement"), pursuant to which and subject to the terms and conditions set forth therein, the Company granted to Nortel an option to purchase up to 14.9% of the outstanding shares of Common Stock, $.01 par value per share (the "Common Stock"), of the Company.

     In connection with the Merger Agreement, the Company executed Amendment No. 1, dated as of June 15, 1998 (the "Rights Amendment"), to the Rights Agreement, dated as of February 7, 1995 (as amended, the "Rights Agreement"), between the Company and The First National Bank of Boston, as Rights Agent (the "Rights Agent"). The Rights Amendment provides that Nortel and its Affiliates will be "Exempt Persons" under the Rights Agreement with respect to their beneficial ownership of Common Stock resulting from the Merger Agreement, the Option Agreement and certain other specified acquisitions of Common Stock (described below); provided that in the event that Nortel or any of its Affiliates becomes the beneficial owner of any other Common Stock, they will not be deemed Exempt Persons. The Rights Amendment provides that no "Stock Acquisition Date" or "Distribution Date" (as such terms are defined in the Rights Agreement) will occur as a result of: (i) the approval, execution or delivery of the Merger Agreement or the Option Agreement or (ii) the consummation of the Merger or other transactions contemplated by and pursuant to the Merger Agreement or the consummation of the transactions contemplated by the Option Agreement. The Rights Amendment also provides that the Rights will expire immediately prior to the effective time of the Merger. A summary of the Company's Preferred Stock Purchase Rights is set forth below.

                               Summary of Rights

     On February 7, 1995, the Board of Directors of the Company declared a dividend distribution of one Preferred Stock Purchase Right (each a "Right" and collectively the "Rights") for each outstanding share of Common Stock. The distribution was paid as of February 27, 1995 (the "Record Date"), to stockholders of record on that date. Rights were also authorized for each share of Common Stock issued between the Record Date and the Distribution Date (as defined herein). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Company's Series A Preferred Stock, $.001 par value (the "Preferred Stock"), at a price of $116.67 (the "Purchase Price"). The description and terms of the Rights are set forth in the Rights Agreement.

     The Rights will become exercisable on the date (the "Distribution Date") that is the earlier of (i) the tenth day following the first date of public announcement by the Company or by a person or group of affiliated or associated persons (an "Acquiring Person"), other than (i) the Company, any subsidiary of the Company or any employee benefit plan or employee stock plan of the Company or any subsidiary of the Company, (ii) Nortel and any of its Affiliates, so long as neither Nortel nor any of its Affiliates is the Beneficial Owner of any Common Stock other than (A) Common Stock with respect to which Nortel and its Affiliates are the Beneficial Owner solely by reason of the Merger Agreement, as may be amended from time to time, or the Option Agreement, as may be amended from time to time, (B) any other Common Stock beneficially owned by Nortel and its Affiliates not in excess of 1% of the then outstanding Common Stock and (C) any other Common Stock beneficially owned by Affiliates of Nortel (other than its Subsidiaries) not in excess of 5% of the then outstanding Common Stock (each an "Exempt Person"), that such an Acquiring Person has acquired, or obtained the right to acquire, without approval of the Board of Directors or good faith determination of the Board of Directors that such a person or group of affiliated or associated persons has inadvertently become an Acquiring Person, beneficial ownership of securities of the Company (other than solely as a result of a reduction in the outstanding shares of the Common Stock of the Company) or such earlier date as a majority of the Board of Directors shall become aware of such acquisition of the Common Stock (the "Stock Acquisition Date") (or, if the tenth day after the Stock Acquisition Date occurs before a Record Date, the close of business on the Record Date) or (ii) the tenth business day (subject to extension by the Board prior to the time a person becomes an Acquiring Person) following the commencement of, or public announcement of an intention to commence, a tender or exchange offer by an person (other than by an Exempt Person), the consummation of which would result in the beneficial ownership of 15% or more of the outstanding Common Stock by such person, together with its affiliates and associates (the earlier of such dates being called the "Distribution Date"). The Rights will be evidenced, with respect to all shares of Common Stock that are issued after the Record Date prior to the Distribution Date (or earlier redemption or expiration of the Rights), by certificates representing such shares of Common Stock together with a copy of this Summary of Rights attached thereto.

     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be represented by and transferred with, and only with, the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates issued for Common Stock (including, without limitation, certificates issued upon transfer or exchange of Common Stock) after the Record Date will contain a legend incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any of the Company's Common Stock certificates, with or without the aforesaid legend or the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Company's Common Stock as of the close of business on the Distribution Date, and such separate certificates alone will evidence the Rights from and after the Distribution Date.

     The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on February 6, 2005, unless earlier redeemed or exchanged by the Company as described below.

     The Purchase Price payable, and the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). The number of Rights associated with each share of Common Stock is also subject to adjustment in the event of a stock split of the Common Stock or a stock dividend on the Common Stock payable in Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

     The Preferred Stock purchasable upon exercise of the Rights will be nonredeemable and junior to any other series of preferred stock the Company may issue (unless otherwise provided in terms of such other series). Each share of Preferred Stock will have a preferred cumulative quarterly dividend in an amount equal to the greater of (a) $175,000 or (b) 1,000 times the dividend declared on each share of Common Stock. In the event of liquidation, the holders of Preferred Stock will receive a preferred liquidation payment equal to the greater of (a) $175,000 per share, plus accrued dividends to the date of distribution whether or not earned or declared or (b) 1,000 times the aggregate payment to be distributed per share of Common Stock. Each share of Preferred Stock will have 1,000 votes, voting together with the shares of Common Stock. In the event of any merger, consolidation or other transaction in which shares of Common Stock are exchanged for or changed into other securities, cash and/or other property, each share of Preferred Stock will be entitled to receive 1,000 times the amount and type of consideration received per share of Common Stock. The rights of the Preferred Stock as to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions. In lieu of fractional shares of Preferred Stock other than fractions that are multiples of one one-thousandth of a share, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise. Because of the nature of the Preferred Stock's dividend, liquidation and voting rights, the value of one one-thousandth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

     In the event (i) any person (other than an Exempt Person), alone or together with its affiliates or associates, becomes the beneficial owner of 15% or more of the then outstanding shares of Common Stock or (ii) any Acquiring Person or any of its affiliates or associates, directly or indirectly, (1) shall merge into the Company or otherwise combine with the Company and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, (2) shall, in one transaction or a series of transactions, transfer any assets to the Company or to any of its subsidiaries in exchange (in whole or in part) for shares of Common Stock, for shares of other equity securities of the Company, or for securities exercisable for or convertible into shares of equity securities of the Company (Common Stock or otherwise) or otherwise obtain from the Company, with or without consideration, any additional shares of such equity securities or securities exercisable for or convertible into shares of such equity securities (other than pursuant to a pro rata distribution to all holders of Common Stock or upon the exercise of Rights or the conversion of a convertible security of the Company in accordance with its terms), (3) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of its subsidiaries, assets (including securities) on terms and conditions less favorable to the Company than the Company would be able to obtain in arm's length negotiation with an unaffiliated third party, other than pursuant to a Flip-Over Event (as defined below), (4) shall sell, purchase, lease, exchange, mortgage, pledge, transfer or otherwise acquire or dispose of, in one transaction or a series of transactions, to, from or with (as the case may be) the Company or any of the Company's subsidiaries (other than incidental to the lines of business, if any, engaged in as of the date hereof between the Company and such Acquiring Person or associate or affiliate) assets having an aggregate fair market value of more than $2,500,000, other than pursuant to a Flip-Over Event, (5) shall receive any compensation from the Company or any of the Company's subsidiaries, other than compensation for full-time employment as a regular employee at rates in accordance with the Company's (or its subsidiaries') past practices, or (6) shall receive the benefit, directly or indirectly (except proportionately as a stockholder and except if resulting from a requirement of law or governmental regulation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantage provided by the Company or any of its subsidiaries, or (iii) while there is an Acquiring Person, there shall occur any reclassification of securities (including any reverse stock split), any recapitalization of the Company, or any merger or consolidation of the Company with any of its subsidiaries or any other transaction or transactions involving the Company or any of its subsidiaries (whether or not involving the Acquiring Person) which shall have the effect of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries which is directly or indirectly owned or controlled by the Acquiring Person (such events are collectively referred to herein as the "Flip-In Events"), then, and in each such case, each holder of record of a Right, other than the Acquiring person, will thereafter have the right to receive upon payment of the then-current Purchase Price, in lieu of the one one-thousandth of a share of Preferred Stock per outstanding Right, that number of shares of Common Stock having a market value at the time of the transaction equal to the Purchase Price (as adjusted to the Purchase Price in effect immediately prior to the Flip-In Event multiplied by the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such Flip-In Event) divided by one-half the average of the daily closing prices per share of the Common Stock for the thirty (30) consecutive trading days ("Current Market Price") on the date of such Flip-In Event. Notwithstanding the foregoing, Rights held by the Acquiring Person or any Associate or Affiliate thereof or certain transferees thereof will be null and void and no longer be transferable.

     The Company may at its option substitute for a share of Common Stock issuable upon the exercise of Rights in accordance with this paragraph such number or fractions of shares of Preferred Stock having an aggregate current market value equal to the Current Market Price of a share of Common Stock.
In the event that insufficient shares of Common Stock are available to permit the exercise in full of the Rights in accordance with the foregoing paragraph, the Board of Directors shall, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, (A) determine the excess (such excess, the "Spread") of
(1) the value of the shares of Common Stock issuable upon the exercise of a Right in accordance with this paragraph (the "Current Value") over (2) the Purchase Price (as adjusted), and (B) with respect to each Right (other than Rights which have become void pursuant to the foregoing paragraph), make adequate provision to substitute for the shares of Common Stock issuable in accordance with this paragraph upon exercise of the Right and payment of the Purchase Price, (1) cash, (2) a reduction in such Purchase Price, (3) shares of Preferred Stock or other equity securities of the Company (including, without limitation, shares or fractions of shares of Preferred Stock which, by virtue of having dividend, voting and liquidation rights substantially comparable to those of the shares of Common Stock, are deemed in good faith by the Board of Directors to have substantially the same value as the shares of Common Stock, (4) debt securities of the Company, (5) other assets or (6) any combination of the foregoing, having a value which, when added to the value of the shares of Common Stock actually issued upon exercise of such Right, shall have an aggregate value equal to the Current Value (less the amount of any reduction in such Purchase Price), where such aggregate value has been determined by the Board of Directors upon the advice of a nationally recognized investment banking firm selected in good faith by the Board of Directors; provided, however, that if the Company shall not make adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the Flip-In Event, then the Company shall be obligated to deliver, to the extent permitted by applicable law and any material agreements then in effect to which the Company is a party, upon the surrender for exercise of a Right and without requiring payment of such Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, such number or fractions of shares of Preferred Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. Rights are not exercisable following the occurrence of the events set forth in the foregoing paragraph until the expiration of the period during which the Rights may be redeemed as described below.

     Unless the Rights are earlier redeemed, in the event that following the first occurrence of a Flip-In Event, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other person, and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any personal shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of the Company or any other person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any person or persons) (such transactions are collectively referred to herein as the "Flip-Over Events"), the Rights Agreement provides that proper provision shall be made so that each holder of record of a Right (other than an Acquiring Person, or affiliates or associates thereof) will from and after such date have the right to receive, upon payment of the then-current Purchase Price, that number of shares of common stock of the acquiring company having a market value at the time of such transaction equal to the Purchase Price divided by one-half the Current Market Price of such common stock, subject to adjustment.

     No fractional shares of Common Stock will be issued upon exercise of the Rights and, in lieu thereof, a payment in cash will be made to the holder of such Rights equal to the same fraction of the current market value of a share of Common Stock.

     At any time until the occurrence of a Flip-In Event, the Board may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Immediately upon the action of the Board of Directors of the Company authorizing redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption price without any interest thereon.

     At any time after the occurrence of a Flip-In Event, the Board of Directors may, at its option, exchange all or any portion of the outstanding Rights (other than Rights held by any Acquiring Person which have become void) for shares of Common Stock, at an exchange ratio of one share of Common Stock per Right, subject to appropriate adjustments. Immediately upon the ordering of such exchange and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive shares of Common Stock or Common Stock Equivalents pursuant to the exchange. In the event there are insufficient shares of Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights, the Company shall take all actions necessary to authorize additional shares.

     Until the Rights become nonredeemable the Company may, except with respect to the redemption price of the Rights, amend the Rights Agreement in any manner. After the Rights become nonredeemable, the Company may amend the Rights Agreement to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent with any other provisions, or to shorten or lengthen any time period under the Rights Agreement, or to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable, provided that no such amendment may adversely affect the interests of the holders of the Rights (other than the Acquiring Person or its affiliates or associates) or cause the Rights to again be redeemable or the Rights Agreement to again be freely amendable.

     Until a Right is exercised, the holder, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The issuance of the Rights is not taxable to the Company or to stockholders under presently existing federal income tax law, and will not change the way in which stockholders can presently trade the Company's shares of Common Stock. If the Rights should become exercisable, stockholders, depending on then-existing circumstance, may recognize taxable income.

     The Rights have certain antitakeover effects. Under certain circumstances the Rights could cause substantial dilution to a person or group who attempts to acquire the Company on terms not approved by the Company's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by the Board.

     The description and terms of the Rights are set forth in the Rights Agreement. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

Item 2.  Exhibits

         1. Agreement and Plan of Merger, dated as of June 15, 1998, among Northern Telecom Limited, Northern Sub Inc. and Bay Networks, Inc. (Incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K filed June 17, 1998 (File No. 0-19366)).

         2. Stock Option Agreement, dated as of June 15, 1998, between Northern Telecom Limited and Bay Networks, Inc. (Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed June 17, 1998 (File No. 0-19366)).

         3. Rights Agreement, dated as of February 7, 1995, between Bay Networks, Inc. and The First National Bank of Boston, as Rights Agent (Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on February 15, 1995).

         4. Amendment No. 1, dated as of June 15, 1998, to the Rights Agreement, dated as of February 7, 1995, between Bay Networks, Inc. and The First National Bank of Boston, as Rights Agent.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.

                            BAY NETWORKS, INC.



                            By:  /s/  Jane A. Risser
                                ---------------------------------------------
                                  Name:  Jane A. Risser
                                  Title: Vice President & Corporate Treasurer

Dated:  June 26, 1998

                                 EXHIBIT INDEX


     Exhibit No.                  Description

         1. Agreement and Plan of Merger, dated as of June 15, 1998, among Northern Telecom Limited, Northern Sub Inc. and Bay Networks, Inc. (Incorporated by reference to Exhibit 2 to the Registrant's Current Report on Form 8-K filed June 17, 1998 (File No. 0-19366)).

         2. Stock Option Agreement, dated as of June 15, 1998, between Northern Telecom Limited and Bay Networks, Inc. (Incorporated by reference to Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed June 17, 1998 (File No. 0-19366)).

         3. Rights Agreement, dated as of February 7, 1995, between Bay Networks, Inc. and The First
                     National Bank of Boston, as Rights Agent
                     (Incorporated by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed on February 15, 1995).

         4. Amendment No. 1, dated as of June 15, 1998, to the Rights Agreement, dated as of February 7, 1995, between Bay Networks, Inc. and The First National Bank of Boston, as Rights Agent.

                                                                     EXHIBIT 4
                                                                     ---------



                      AMENDMENT No. 1 TO RIGHTS AGREEMENT

          THIS AMENDMENT No. 1, dated as of June 15, 1998 (this "Amendment"), is between BAY NETWORKS, INC., a Delaware corporation (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON (the "Rights Agent").

                                   Recitals

          A. The Company and the Rights Agent are parties to a Rights Agreement dated as of February 7, 1995 (the "Rights Agreement").

          B. Pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent desire to amend the Rights Agreement as set forth herein.

          Accordingly, the Rights Agreement is hereby amended as follows:

          1.   Amendment of Section 1(m).  Section 1(m) of the Rights
               -------------------------
     Agreement is amended to read in its entirety as follows:

               "(m) 'Exempt Person' shall mean (i) the Company or any Subsidiary (as such term is hereinafter defined) of the Company, in each case including, without limitation, in its fiduciary capacity or any employee benefit plan of the Company or of any Subsidiary of the Company, or any entity or trustee holding Common Stock for or pursuant to the terms of any such plan or for the purpose of funding any such plan or funding other employee benefits for employees of the Company or of any Subsidiary of the Company or
          (ii) Northern Telecom Limited ("Nortel") and any of its Affiliates, so long as neither Nortel nor any of its Affiliates is the Beneficial Owner of any Common Stock other than (A) Common Stock with respect to which Nortel and its Affiliates are the Beneficial Owner solely by reason of the Agreement and Plan of Merger dated as of June 15, 1998, as may be amended from time to time (the "Merger Agreement") among the Company, Nortel and a wholly owned subsidiary of Nortel or the Option Agreement, as may be amended from time to time, referred to therein (the "Option Agreement"), (B) any other Common Stock beneficially owned by Nortel and its Affiliates not in excess of 1% of the then outstanding Common Stock and (C) any other Common Stock beneficially owned by Affiliates of Nortel (other than its Subsidiaries) not in excess of 5% of the then outstanding Common Stock. Notwithstanding any provision of this Rights Agreement to the contrary, no Distribution Date or Stock Acquisition Date shall be deemed to have occurred, neither Nortel nor any of its Affiliates shall be deemed to have become an Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under, or be entitled to any rights pursuant to Sections 3(a), 7(a), 11(a) or 13(a), of this Rights Agreement solely by reason of (X) the approval, execution or delivery of the Merger Agreement or the Option Agreement or (Y) the consummation of the merger or other transactions contemplated by and pursuant to the Merger Agreement or the consummation of the transactions contemplated by the Option Agreement; provided that in the event that Nortel or any of its Affiliates becomes the Beneficial Owner of any Common Stock in any manner other than as set forth above, the provisions of this sentence (other than this proviso) shall not be applicable."

          2.   Amendment of Section 7(a).  Paragraph (a) of Section 7 of the
               -------------------------
     Rights Agreement is amended by (x) deleting the word "or" immediately preceding clause (iv) therein, (y) adding the following new phrase immediately following clause (iv) therein: "or (v) immediately prior to the Effective Time (as defined in the Merger Agreement)" and (z) in the parenthetical at the end of 7(a) removing "and" between (iii) and (iv) and then adding "and (v)" after (iv).

          3.   Effectiveness.  This Amendment shall be deemed effective as of
               -------------
     June 15, 1998 as if executed by both parties on such date. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          4.  Miscellaneous.  This Amendment shall be deemed to be a contract
              -------------
     made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.


                          BAY NETWORKS, INC.


                          /s/  Jane A. Risser
                         --------------------------------------------------
                          Name:  Jane A. Risser
                          Title: Vice President and Corporate Treasurer


                          THE FIRST NATIONAL BANK OF BOSTON


                          /s/ Katherine Anderson
                         --------------------------------------------------
                          Name:  Katherine Anderson
                          Title: Director, Client Services